CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-238028 on Form S-6 of our report dated July 9, 2020, relating to the financial statement of FT 8765, comprising Diversified Equity Strategic Allocation Port. 3Q '20 - Term 10/15/21, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

July 9, 2020